FIRST AMENDMENT TO THE
CARVANA CO.
2017 OMNIBUS INCENTIVE PLAN
Carvana Co., a Delaware corporation (the “Company”), established the Carvana Co. 2017 Omnibus Incentive Plan effective as of April 27, 2017 (the “Plan”). The Plan was approved by the Company’s Board of Directors and Sole Stockholder on April 27, 2017. By adoption of this First Amendment, the Company now desires to amend the Plan as set forth below.
1.This First Amendment shall be effective as of the date set forth below.
2.Section 2.10 (“Common Stock”) of the Plan is hereby amended and restated in its entirety to read as follows:
2.10     “Common Stock” means the shares of Class A common stock, $0.001 par value per share, of the Company.
3.Section 14.4 (Withholding of Taxes) of the Plan is hereby amended and restated in its entirety to read as follows:

14.4     Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of the minimum amount necessary to satisfy any federal, state or local taxes required by law to be withheld with respect to an Award. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. To the extent that alternative methods of withholding are available under applicable tax laws, the Committee shall have the power to choose among such methods (including, without limitation, allowing a Participant to satisfy his or her withholding obligation by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned).

4.This First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.
IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this 5th day of June, 2017.

CARVANA CO.
By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President & Secretary